Sonic Foundry Announces Fourth Quarter and Fiscal 2019 Financial Results
MADISON, Wis. - December 19, 2019 - Sonic Foundry, Inc. (OTC Pink Sheets: SOFO), the trusted leader for video creation and management solutions, today announced consolidated financial results for its fiscal 2019 fourth quarter and fiscal year ended September 30, 2019.
Fiscal 2019 Fourth Quarter Highlights

•	Billings totaled $9.8 million in the fourth quarter of 2019 consistent with billings of $9.8 million for the same period last year

•	Total revenues of $9.2 million compared to $8.5 million in the fourth quarter of 2018, a 9 percent increase

•	Gross margin was $6.5 million, or 70 percent of sales, compared to $6.1 million, or 72 percent of sales, in the fourth quarter of 2018

•
Net loss attributable to common stockholders of $(179,000), or $(0.03) per share, compared to $(10.0) million, or $(2.01) per share, in the fourth quarter of 2018; net loss, net of the one-time impairment charges and the benefit from the write-off of the related deferred tax liability, was $(1.2) million in the fourth quarter of 2018

•
Adjusted EBITDA was $744,000 compared to $(504,000) in the fourth quarter of 2018. The company adjusts EBITDA for non-cash stock compensation expense, severance and impairment of goodwill and other intangibles.

•	Unearned revenue was $11.7 million as of September 30, 2019, down $1.7 million from September 30, 2018, largely a result of the ASC 606 adjustment upon adoption.

Fiscal 2019 Full Year Highlights

•	Billings totaled $35.1 million in fiscal 2019 which is consistent with prior year billings of $35.0 million

•	Total revenues of $34.8 million compared to $34.5 million in 2018, an increase of 1 percent

•	Gross margin was $25.5 million, or 73 percent of sales, compared to $24.9 million, or 72 percent of sales, in 2018

•
Net loss attributable to common stockholders of $(3.7) million, or $(0.64) per share, compared to $(12.4) million, or $(2.67) per share, in 2018. Fiscal 2019 was impacted by a $906,000 severance charge associated with the departure of four executives while fiscal 2018 was impacted by a one-time impairment charge of goodwill and other intangibles and partially offsetting related tax benefit of $8.8 million in 2018

•	Adjusted EBITDA was $(450,000) compared to $(2.0) million in 2018. The company adjusts EBITDA for non-cash stock compensation expense, severance and impairment of goodwill and other intangibles.

Fiscal 2019 Fourth Quarter Review
Product billings were $3.7 million during the fourth quarter of fiscal year 2019, compared to $3.4 million in the same quarter last year as a result of an increase in hardware product billings. Service billings, including support, hosting, events and installs were $6.1 million, compared to $6.5 million in the prior year. The primary driver of this change was a decrease in cloud service billings during the quarter. The company expects to recognize $4.0 million of the current unearned revenue in the first quarter of fiscal 2020. Recurring revenue of $5.9 million was 64 percent of total revenue in the fourth quarter of 2019, compared to $5.6 million, or 66 percent of total revenue, in the fourth quarter of 2018.
Cost reduction measures taken in the second half of the fiscal year have resulted in a $1.1 million, or 4 percent, decrease in operating expenses from the same period in 2018, despite a charge of $906,000 for executive severance. Full impairment of the remaining balance of goodwill and intangible assets of $11.8 million was recorded in the fourth quarter of fiscal 2018.
“When I took the helm at the beginning of Q3, we refined our strategic focus and put a plan in place to trim costs, drive additional revenue streams and ultimately become a profitable, more sustainable company. The success of the second half of the year reflects those initial efforts. While still in the early stages, I’m pleased to report that to date we have met our top-line expectations and saw significant improvement to our bottom line,” said Michael Norregaard, CEO, Sonic Foundry.
“We acknowledge the mature nature of the enterprise video market but are optimistic about the year ahead. Our teams are realigning to focus on the path forward; offering better and more comprehensive professional services and helping customers solve their unified communications challenges. In the coming year we will apply focused resources in helping our customers move to the cloud, with customers like Penn Medicine - which has successfully made the transition - leading the way,” Norregaard continued.
“The strategic plan and involvement of all employees has injected a new energy into the business that I am very excited about. We commit to making continual improvements to the core business, ramp up our efforts to define additional revenue streams and ultimately drive shareholder value,” he concluded.

Non-GAAP Financial Information
To supplement and enhance the reader’s understanding of our operating performance, we disclose adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (adjusted EBITDA), a non-GAAP measure of operating performance. Our adjusted EBITDA measure additionally adds back stock compensation expense, severance and impairment of goodwill from the SEC definition of EBITDA. As such, our adjusted EBITDA may not be comparable to similarly titled measures reported by other companies and should not be viewed as an alternative to net income as a measurement of our operating performance. A reconciliation of net income (loss) to adjusted EBITDA for the fourth quarters and fiscal year ended September 30, 2019 and 2018 are included in the release.

About Sonic Foundry®, Inc.
Sonic Foundry (OTC Pink Sheets:SOFO) is the global leader for video capture, management and streaming solutions. Trusted by more than 4,900 educational institutions, corporations, health organizations and government entities in over 65 countries, its Mediasite Video Platform quickly and cost-effectively automates the capture, management, delivery and search of live and on-demand streaming videos. Learn more at www.sonicfoundry.com and @mediasite.
© 2019 Sonic Foundry, Inc. Product and service names mentioned herein are the trademarks of Sonic Foundry, Inc. or their respective owners.
Forward Looking Statements
This news release contains forward-looking statements about the products and services of Sonic Foundry within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward looking statements include statements about our products and services, our customer base, strategic investments, new partnerships, our future operating results and any statements we make about the company’s future.  These types of statements address matters that are subject to many risks and uncertainties. Actual results could differ materially from the forward-looking guidance we provide.  Any forward-looking statements should be considered in context of the risk factors disclosed in our periodic forms 10Q, 10K and other filings with the SEC.  These filings can be accessed on-line at www.sec.gov and other websites or can be obtained from the company’s investor relations department.  All of the information and disclosures we make in this news release regarding our business, including any forward looking guidance, are as of the date given and we assume no obligation to update or change this information, regardless of subsequent events.

Contacts:
Media:
Nicole Wise, Director of Communications
920.226.0269
nicolew@sonicfoundry.com

Sonic Foundry, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except for share and per share data)

	September 30,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$4,295	$1,189
Accounts receivable, net of allowances of $135 and $524	6,532	7,418
Financing receivables, current, net of allowances of $526	—	100
Inventories	558	1,027
Investment in sales-type lease, current	163	150
Capitalized commissions, current	464	—
Prepaid expenses and other current assets	972	941
Total current assets	12,984	10,825
Property and equipment:
Leasehold improvements	1,121	1,105
Computer equipment	5,610	5,718
Furniture and fixtures	1,233	1,099
Total property and equipment	7,964	7,922
Less accumulated depreciation and amortization	6,396	6,009
Property and equipment, net	1,568	1,913
Other assets:
Financing receivables, long-term	—	181
Investment in sales-type lease, long-term	134	249
Capitalized commissions, long-term	106	—
Other long-term assets	388	415
Total assets	$15,180	$13,583
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Revolving lines of credit	$—	$885
Accounts payable	843	1,610
Accrued liabilities	2,216	1,609
Unearned revenue	9,610	11,645
Current portion of capital lease and financing arrangements	194	248
Current portion of notes payable and warrant debt, net of discounts	968	593
Total current liabilities	13,831	16,590
Long-term portion of unearned revenue	1,842	1,691
Long-term portion of capital lease and financing arrangements	179	187
Long-term portion of notes payable and warrant debt, net of discounts	5,429	1,357
Derivative liability, at fair value	9	14
Other liabilities	143	202
Total liabilities	21,433	20,041
Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock, $.01 par value, authorized 500,000 shares; none issued	—	—
9% Preferred stock, Series A, voting, cumulative, convertible, $.01 par value (liquidation preference of $1,000 per share), authorized 4,500 shares; zero and 2,678 shares issued and outstanding, respectively, at amounts paid in	—	1,651
5% Preferred stock, Series B, voting, cumulative, convertible, $.01 par value (liquidation preference at par), authorized 1,000,000 shares, none issued	—	—
Common stock, $.01 par value, authorized 10,000,000 shares; 6,749,359 and 5,113,400 shares issued and 6,736,643 and 5,100,684 shares outstanding	67	51
Additional paid-in capital	203,735	200,130
Accumulated deficit	(209,340)	(207,419)

Accumulated other comprehensive loss	(546)	(676)
Receivable for common stock issued	—	(26)
Treasury stock, at cost, 12,716 shares	(169)	(169)
Total stockholders’ equity (deficit)	(6,253)	(6,458)
Total liabilities and stockholders’ equity (deficit)	$15,180	$13,583

Sonic Foundry, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Quarters Ended September 30,		Years Ended September 30,
	2019	2018	2019	2018
Revenue:
Product and other	$3,863	$3,384	$11,631	$12,311
Services	5,351	5,106	23,150	22,233
Total revenue	9,214	8,490	34,781	34,544
Cost of revenue:
Product and other	1,534	1,416	4,387	5,231
Services	1,219	979	4,893	4,425
Total cost of revenue	2,753	2,395	9,280	9,656
Gross margin	6,461	6,095	25,501	24,888
Operating expenses:
Selling and marketing	3,163	3,764	14,727	15,622
General and administrative	1,437	1,641	5,929	6,354
Product development	1,736	1,781	7,353	7,142
Impairment of goodwill and intangible assets	—	11,809	—	11,809
Total operating expenses	6,336	18,995	28,009	40,927
Loss from operations	125	(12,900)	(2,508)	(16,039)
Non-operating income (expenses):
Interest expense, net	(240)	(140)	(897)	(601)
Other income (expense), net	(51)	44	(117)	142
Total non-operating expenses	(291)	(96)	(1,014)	(459)
Loss before income taxes	(166)	(12,996)	(3,522)	(16,498)
Benefit (provision) for income taxes	(13)	2,978	(90)	4,332
Net loss	(179)	(10,018)	$(3,612)	$(12,166)
Dividends on preferred stock	—	(70)	(122)	(257)
Net loss attributable to common stockholders	$(179)	$(10,088)	$(3,734)	$(12,423)
Loss per common share:
– basic	$(0.03)	$(2.01)	(0.64)	(2.67)
– diluted	$(0.03)	$(2.01)	(0.64)	(2.67)
Weighted average common shares
– basic	6,736,285	4,989,544	5,833,301	4,655,520
– diluted	6,736,285	4,989,544	5,833,301	4,655,520

Sonic Foundry, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Years Ended September 30,
	2019	2018
Operating activities
Net loss	$(3,612)	$(12,166)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of other intangibles	307	621
Depreciation and amortization of property and equipment	970	1,118
Impairment of goodwill and intangible assets	—	11,809
Loss on sale of fixed assets	8	—
Provision for doubtful accounts - including financing receivables	116	475
Deferred taxes	—	(4,450)
Stock-based compensation expense related to stock options and warrants	177	476
Stock issued for board of director's fees	246	—
Deferred loan interest to related party	259	—
Conversion of accrued interest to preferred stock	—	31
Beneficial conversion feature recognized on debt converted to preferred stock	—	70
Remeasurement gain on derivative liability	(8)	(28)
Changes in operating assets and liabilities:
Accounts receivable	950	348
Financing receivables	293	1,630
Inventories	472	(41)
Investment in lease	120	158
Capitalized commissions	123	—
Prepaid expenses and other current assets	15	132
Accounts payable and accrued liabilities	(204)	268
Other long-term liabilities	(68)	(169)
Unearned revenue	(900)	(920)
Net cash used in operating activities	(736)	(638)
Investing activities
Purchases of property and equipment	(433)	(840)
Net cash used in investing activities	(433)	(840)
Financing activities
Proceeds from notes payable	5,500	3,000
Proceeds from lines of credit	9,199	22,236
Payments on notes payable	(833)	(815)
Payments on lines of credit	(10,098)	(23,422)
Payments of debt issuance costs	(110)	(97)
Payments to settle put on term debt	—	(200)
Proceeds from issuance of preferred stock and common stock	873	1,094
Payments on capital lease and financing arrangements	(250)	(298)
Net cash provided by financing activities	4,281	1,498
Changes in cash and cash equivalents due to changes in foreign currency	(6)	(42)
Net increase (decrease) in cash and cash equivalents	3,106	(22)
Cash and cash equivalents at beginning of year	1,189	1,211
Cash and cash equivalents at end of year	$4,295	$1,189
Supplemental cash flow information:
Interest paid	$618	$409
Income taxes paid, foreign	99	112
Non-cash financing and investing activities:
Property and equipment financed by capital lease or accounts payable	186	460

Debt discount and warrant	679	127
Deemed dividend for beneficial conversion feature of preferred stock	—	28
Preferred stock dividend paid in additional shares	122	230
Subordinated note payable converted to preferred stock	—	1,000
Conversion of preferred shares to common shares	1,773	1,390

Sonic Foundry, Inc.
Condensed Consolidated Non-GAAP Adjusted EBITDA Reconciliation
(in thousands)

	Quarters Ended September 30,		Years Ended September 30,
	2019	2018	2019	2018

Net loss	$(179)	$(10,018)	$(3,612)	$(12,166)
Add:
Depreciation and amortization	228	415	977	1,576
Income tax expense (benefit)	13	(2,978)	90	(4,331)
Interest expense	240	140	897	602
Stock-based compensation expense	(25)	85	175	477
Severance	467	43	1,023	43
Impairment of goodwill and intangible asset	—	11,809	—	11,809
Adjusted EBITDA	$744	$(504)	$(450)	$(1,990)